UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 9, 2007, we entered into a second amendment (“Second Amendment”) to our revolving credit agreement dated October 6, 2006, as amended (“Credit Agreement”), which further amended our primary bank credit facility with JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent and the lenders party thereto. The Credit Agreement previously provided for a $155,000,000 revolving credit facility, with an accordion feature that could under prescribed conditions increase such facility to $240,000,000. The Second Amendment, among other things, effectively exercised the accordion feature and increased the amount of the revolving credit facility under the Credit Agreement from $155,000,000 to $240,000,000. The Credit Agreement has a maturity date of October 6, 2011.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Second Amendment filed herewith as Exhibit 10.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under item 1.01 is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibit

10.1	Second Amendment to Credit Agreement dated as of November 9, 2007 by and among the Company, certain of the Company’s subsidiaries parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Well Fargo Bank, National Association, as syndication agent and the lenders party thereto.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE
REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By:	/s/	Joe R. Davis

Joe R. Davis
Chief Executive Officer and
Chief Financial And Accounting Officer

Date: November 14, 2007

EXHIBIT INDEX

Exhibit No.      Description

10.1	Second Amendment to Credit Agreement dated as of November 9, 2007 by and among the Company, certain of the Company’s subsidiaries parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Well Fargo Bank, National Association, as syndication agent and the lenders party thereto.